UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2024

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

Notes Offering

On June 5, 2024, Cogent Communications Holdings, Inc. (the “Company”) announced that two of its wholly owned subsidiaries, Cogent Communications Group, LLC (f/k/a Cogent Communications Group, Inc.) (“Cogent Group”) and Cogent Finance, Inc. (the “Co-Issuer” and, together with Cogent Group, the “Issuers”), intend to commence an offering of $300.0 million aggregate principal amount of 7.000% senior notes due 2027 (the “Notes”) for issuance in a private placement not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act. The Notes are expected to be guaranteed on a senior unsecured basis by Cogent Group’s existing and future material domestic subsidiaries (other than the Co-Issuer), subject to certain exceptions. In addition, the Notes are expected to be guaranteed on a senior unsecured basis by the Company; however, the Company will not be subject to the covenants under the indenture governing the Notes. The Notes will have the same maturity date and call protection, bear interest at the same rate and otherwise have substantially the same terms as the Issuers’ existing 7.00% senior notes due 2027 (the “Existing Unsecured Notes”); however, the Notes will not be fungible (from a trading or tax perspective) with the Existing Unsecured Notes and will be a separate series of notes from the Existing Unsecured Notes.

Cogent Group intends to use approximately $110 million of the net proceeds from the offering to exercise a contractual option to prepay in full an existing indefeasible right-of-use agreement held by a subsidiary of Cogent Infrastructure (as defined below) with an aggregate principal amount of approximately $125 million, consisting of 33 remaining monthly recurring payments of $4.2 million, at a 12% discounted rate. Cogent Group intends to use the remainder of the net proceeds for general corporate purposes and/or to make special or recurring dividends to the Company.

There can be no assurance that the issuance and sale of the Notes will be consummated. Additional details are discussed in the associated press release, a copy of which is attached as Exhibit 99.1.

The information in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes. The offering is not being made to any person in any state or jurisdiction in which the offer, solicitation or sale is unlawful. The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Other Information

Company Financial Information

Certain financial information of the Company and its subsidiaries that are not Cogent Group and its subsidiaries is detailed below as of and for the three months ended June 30, 2023 and as of and for the three months ended September 30, 2023 (in thousands):

As of
June 30, 2023
Cash and cash equivalents	$118,882
Accounts receivable, net	39,452
Due from T-Mobile, IP Transit Services Agreement, current portion	291,160
Due from T-Mobile, Transition Services Agreement	6,625
Other current assets	34,071
Total current assets	$490,190

Property and equipment, net	1,008,801
Right-of-use leased assets	331,225
Intangible assets, net	56,070
Deposits and other assets	7,081
Due from T-Mobile, IP Transit Services Agreement, long-term portion	307,732
Due from T-Mobile Purchase Agreement	40,534
Total assets	$2,241,633

Accounts payable	7,941
Accrued and other liabilities	92,371
Due to T-Mobile – Transit Services Agreement	118,777
Due to T-Mobile – Purchase Agreement	3,492
Operating lease liabilities, current maturities	111,769
Total current liabilities	$334,350
Operating lease liabilities	360,491
Deferred income tax liabilities	406,977
Other long-term liabilities	38,807
Total liabilities	$1,140,625
Total stockholders’ equity	1,101,008
Total liabilities and stockholders’ equity	$2,241,633

Three Months Ended
June 30, 2023
Service revenue	$78,028
Operating expenses:
Network operations	72,611
Selling, general, and administrative	49,784
Depreciation and amortization	27,098
Total operating expenses	$149,493

Operating (loss)	(71,465)
Gain on bargain purchase – Sprint Wireline Business	1,155,719
Interest income – IP Transit Services Agreement	7,669
Interest income – Purchase Agreement	506
Other, net	(802)
Income before income taxes	$1,091,627
Income tax benefit	—
Net income	$1,091,627

As of
September 30, 2023
Cash and cash equivalents	$37,383
Accounts receivable, net	37,582
Due from T-Mobile, Transition Services Agreement	16,831
Other current assets	18,732
Total current assets	$110,528
Property and equipment, net	989,103
Right-of-use leased assets	293,439
Intangible assets, net	54,362
Deposits and other assets	7,180
Due from T-Mobile Purchase Agreement	37,865
Total assets	$1,492,477

Accounts payable	5,575
Accrued and other liabilities	33,743
Due to T-Mobile – Transition Services Agreement	69,629
Due to T-Mobile – Purchase Agreement	4,981
Operating lease liabilities, current maturities	54,378
Finance lease liabilities, current maturities	40,825
Total current liabilities	$209,131
Due to Cogent Communications, Inc.	105,780
Operating lease liabilities	239,061
Finance lease liabilities	103,956
Deferred income tax liabilities	406,983
Other long-term liabilities	39,424
Total liabilities	$1,104,335
Stockholders’ equity	388,142
Total liabilities and stockholders’ equity	$1,492,477

Three Months Ended
September 30, 2023
Service revenue	$113,014
Operating expenses:
Network operations	101,995
Selling, general, and administrative	38,078
Depreciation and amortization	59,049
Total operating expenses	$199,122

Operating (loss)	(86,108)
Interest expense	(4,879)
(Loss) on bargain purchase – Sprint Wireline Business	(623,722)
Interest (expense) – IP Transit Services Agreement	(7,669)
Interest income – Purchase Agreement	664
Other, net	155
Loss before income taxes	$(721,559)
Income tax expense	(17)
Net (loss)	$(721,576)

In addition, in connection with the offering of the Notes, a preliminary offering memorandum was provided to prospective purchasers containing the following information:

Expected Cost Savings and Synergies in Connection with the Acquisition of the Sprint Business

As previously disclosed, on May 1, 2023 (the “Sprint Business Closing Date”), the Company’s direct wholly owned subsidiary, Cogent Infrastructure, LLC, a Delaware limited liability company (f/k/a Cogent Infrastructure, Inc.) (“Cogent Infrastructure”), closed on its acquisition of the U.S. long-haul fiber network (including the non-U.S. extensions thereof) of Sprint Communications LLC and its subsidiaries (the “Sprint Business”). In connection with its acquisition of the Sprint Business, as previously disclosed, the Company expects to achieve annual cost savings and synergies of approximately $220 million over the first three years after the Sprint Business Closing Date by consolidating the international operations of the Sprint Business with Cogent Group’s, identifying and eliminating unnecessary costs and inefficiencies in the Sprint Network, replacing leased network assets with owned network assets and optimizing the workforce. The Company anticipates approximately $185 million of cost savings and synergies will derive from the Sprint North American network, primarily comprising lease cost reductions, system consolidation and facilities consolidation, as well as a headcount reduction of former Sprint employees and other expenses. The Company also anticipates that approximately $25 million in cost savings will be achieved from the Sprint international network and approximately $10 million in synergies will be achieved from a reduction in maintenance and other expenses associated with an indefeasible right-of-use agreement that the Company does not plan to renew in late 2025. Through May 1, 2024, the Company believes it has achieved approximately half of such cost savings and synergies in connection with its acquisition of the Sprint Business based upon the difference between the monthly cost annualized run rate of the Sprint Business at the Sprint Business Closing Date and the most recent monthly cost annualized run rate for the Sprint Business.

Although the Company has been successful in implementing approximately half of its expected cost savings and synergies to date, it may be unable to realize the remaining cost savings and synergies within the timeframe expected or at all, and the Company may incur additional and/or unexpected costs in order to realize them.

Adjusted EBITDA

On the Sprint Business Closing Date, Cogent Communications, LLC (f/k/a Cogent Communications, Inc.), a direct wholly owned subsidiary of Cogent Group, and T-Mobile USA, Inc., a Delaware corporation and a direct subsidiary of T-Mobile (“TMUSA”), entered into an agreement for IP transit services (the “IP Transit Services Agreement”), pursuant to which TMUSA will pay Cogent Group an aggregate of $700.0 million, consisting of (i) $350.0 million in equal monthly installments of $29.2 million per month during the first year after the Sprint Business Closing Date and (ii) $350.0 million in equal monthly installments of $8.3 million per month over the subsequent 42 months.

All of the payments under the IP Transit Services Agreement have been made and are expected to continue being made to Cogent Group and, as such, have had the impact of increasing the EBITDA of Cogent Group. EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement for Cogent Group and its subsidiaries increased from $232.2 million for the 12-month period ended March 31, 2023 to $602.8 million for the 12-month period ended March 31, 2024 (the “LTM Period”), of which approximately $297.1 million was attributable to cash payments under the IP Transit Services Agreement.

In connection with the Company’s previously disclosed securitization transactions, Cogent Group and its subsidiaries transferred contracts associated with approximately 11.0 million leased IPv4 addresses of Cogent Group and its subsidiaries, which Cogent Group believes contributed approximately $34 million of Cogent Group’s EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement of Cogent Group and its subsidiaries for the LTM Period.

Consolidated Cash Flow

For the LTM Period, Cogent Group’s “Consolidated Cash Flow” as defined in the Issuers’ indentures governing their 3.500% Senior Secured Notes due 2026 and the Existing Unsecured Notes (the “Existing Indentures”), and as will be defined in the indenture governing the Notes, was $348.7 million as compared to $602.8 million of EBITDA, as adjusted for Sprint acquisitions costs and cash payments under the IP Transit Services Agreement for Cogent Group and its subsidiaries. These measures differ in as much as Consolidated Cash Flow does not include Sprint acquisition costs or any cash payments made under the IP Transit Services Agreement other than $29.2 million received on the Sprint Business Closing Date. Furthermore, as of March 31, 2024, on an as adjusted basis after giving effect to the offering of the Notes, Cogent Group’s consolidated leverage ratio as calculated under the Existing Indentures and under the indenture that will govern the Notes would have been 4.71x.

Restricted Payment Availability

As of March 31, 2024, Cogent Group had approximately $408.2 million of restricted payment capacity under the restricted payments covenant in the Existing Indentures.

The information contained in this Item 7.01, including Exhibit 99.1, shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference into any reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Except for historical information and discussion contained herein, statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this Current Report are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, among others, risks related to the offering of the Notes, including that such transaction may not occur and the use of proceeds thereof; the impact of the Company’s acquisition of the Sprint Business, including difficulties integrating the Company’s business with the acquired Sprint Business, which may result in the combined company not operating as effectively or efficiently as expected; transition services required to support the acquired Sprint Business and the related costs continuing for a longer period than expected; transition related costs associated with the acquisition; the COVID-19 pandemic and the related government policies; future economic instability in the global economy, including the risk of economic recession, recent bank failure and liquidity concerns at certain other banks or a contraction of the capital markets, which could affect spending on Internet services and the Company’s ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of the Company’s non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of the Company’s Internet revenue; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection, cyber-attacks or security breaches of the Company’s network; increasing competition leading to lower prices for the Company’s services; the Company’s ability to attract new customers and to increase and maintain the volume of traffic on the Company’s network; the ability to maintain the Company’s Internet peering arrangements and right-of-way agreements on favorable terms; the Company’s reliance on a few equipment vendors, and the potential for hardware or software problems associated with such equipment; the dependence of the Company’s network on the quality and dependability of third-party fiber and right-of-way providers; the Company’s ability to retain certain customers that comprise a significant portion of the Company’s revenue base; the management of network failures and/or disruptions; the Company’s ability to make payments on the Company’s indebtedness as they become due; outcomes in litigation; and risks associated with variable interest rates under the Company’s interest rate swap agreement, as well as other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. The Company undertakes no duty to update any forward-looking statement or any information contained in this Current Report or in other public disclosures at any time.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Description

99.1	Press Release of Cogent Communications Holdings, Inc., dated June 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2024

Cogent Communications Holdings, Inc.

By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	President and Chief Executive Officer